UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2011

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2011, Quest Software, Inc. (the “Company”) entered into Amendment Number Three to Credit Agreement (the “Amendment”) with the lenders party thereto and Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as the arranger and administrative agent for the lenders, which amends the Credit Agreement, dated as of February 17, 2009 (the “Credit Agreement”), among the Company, the lenders party thereto, and Wells Fargo Foothill, LLC, as the arranger and administrative agent for the lenders.

The Amendment amends the Credit Agreement by, among other things, (i) extending the term of the Credit Agreement to February 17, 2016, (ii) reducing the interest rates applicable to the loans thereunder, and (iii) clarifying and amending the provisions in the Credit Agreement relating to defaulting lenders.

The foregoing description of the Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment Number Three to Credit Agreement, dated February 17, 2011, by and among Quest Software, Inc., the lenders party thereto and Wells Fargo Capital Finance LLC (formerly known as Wells Fargo Foothill, LLC), as the arranger and administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: February 22, 2011	By:	/s/ DAVID P. CRAMER
David P. Cramer
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

10.1	Amendment Number Three to Credit Agreement, dated February 17, 2011, by and among Quest Software, Inc., the lenders party thereto and Wells Fargo Capital Finance LLC (formerly known as Wells Fargo Foothill, LLC), as the arranger and administrative agent for the lenders.